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EXHIBIT 2.1

                          SECURITIES PURCHASE AGREEMENT

                  SECURITIES PURCHASE AGREEMENT ("AGREEMENT") dated as of June 22, 2004, between SYNERGY 2000, INC., a Delaware corporation (the "COMPANY"), and SCOTT HAWRELECHKO (collectively, the "PURCHASER").

                              W I T N E S S E T H:
                              --------------------

                  WHEREAS, the Company desires to sell and issue to the Purchaser, and the Purchaser wishes to purchase from the Company, shares of the Company's Common Stock, $.001 par value per share ("Common Shares"), having the rights, designations and preferences set forth in the Restated Certificate of Incorporation (the "Certificate"), in the form of Exhibit A attached hereto, in consideration for the sale, transfer, assignment and delivery of certain of Purchaser's assets, subject, in each case, to the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                       PURCHASE AND SALE OF COMMON SHARES
                       ----------------------------------

         Section 1.1 SALE OF ASSETS BY PURCHASER. Subject to the terms, covenants and conditions of this Agreement, at the Closing (as defined in Section 1.3 below), Purchaser will sell, transfer, assign and deliver to Company certain assets relating to the contemplated gaming resort development project to be located in Tunica County, Mississippi, including without limitation, a thirty-three percent (33%) limited liability company interest in Myriad World Resorts of Tunica, LLC, a Mississippi limited liability company ("Tunica LLC"). The assets, including the interest in Tunica LLC, sometimes hereinafter shall be referred to, collectively, as the "Assets". For purposes of this Agreement, the Assets shall include all property and other rights listed as Purchaser's Assets on Schedule 1.1 to this Agreement, and all other supplies, materials, work in process, finished goods, inventory, equipment, machinery, furniture, fixtures, claims and rights under leases, contracts, notes, evidences of indebtedness, receivables, purchase and sales orders, copyrights, service marks, trademarks, trade names, trade secrets, patents, patent applications, know-how, licenses, royalty rights, deposits, and rights and claims to refunds and adjustments of any kind, listed on Schedule 1.1 hereto.

         Section 1.2. PURCHASE OF ASSETS BY COMPANY. In reliance on the representations and warranties of Purchaser under this Agreement, and on terms and subject to the conditions of this Agreement, at the Closing (as defined in Section 1.3 below), Company will purchase the Assets. In consideration thereof, Company will issue and deliver to Purchaser twenty-two million (22,000,000) shares of Company Common Stock, valued at Two and 25/100 U.S. Dollars (USD$2.25) per share of Company Common Stock (the "Purchase Price"), and constituting approximately fifty-eight percent (58%) of Company's issued and outstanding capital stock immediately subsequent to the Closing, calculated on a fully diluted basis. The Purchase Price of the Assets shall be allocated as determined mutually by the parties and the parties agree that the allocations shall be binding on each of them for purposes of computing and preparing all state and federal tax returns. Notwithstanding any other provisions of this Agreement to the contrary, Company is not assuming any liability resulting from, connected with, or related to any agreement between Purchaser and Myriad Golf Resort, Inc., an Alberta, Canada corporation ("Myriad"), or any of Myriad's stockholders.

         Section 1.3 THE CLOSING.

                  (a) TIMING. Subject to the fulfillment or waiver of the conditions set forth in Article V hereof, the purchase and sale of the Common Shares shall take place at a closing (the "Closing"), on or about fifteen (15) days following the date hereof or such other date as the Purchaser and the Company may agree upon (the "Closing Date").

                  (b) FORM OF PAYMENT. The Purchaser shall convey the Assets upon delivery by the Company to the Purchaser's counsel of the applicable Common Shares, and upon satisfaction of the other conditions to the Closing. In addition, each party shall deliver all documents, instruments and writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

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                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof and on the Closing Date:

                  (a) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any material subsidiaries other than the subsidiaries listed on Schedule 2.1(a) attached hereto ("Subsidiaries"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct and indirect subsidiaries of the Company. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Certificate, or any other agreement or document contemplated hereby or thereby.

                  (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement and the Certificate (collectively, the "Transaction Documents") and to issue the Common Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Common Shares and the resolutions contained in the Certificate, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) this Agreement and the Certificate constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws, and (iv) the Common Shares have been duly authorized and, upon issuance thereof and payment therefor in accordance with the terms of this Agreement and the Common Shares will be validly issued, fully paid and non-assessable, free and clear of any and all liens, claims and encumbrances.

                  (c) CAPITALIZATION. As of the date hereof, the authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, of which as of the date hereof, 16,107,333 shares are issued and outstanding, and 1,500,000 shares are issuable and reserved for issuance pursuant to the Company's stock option plan, of which 150,000 are issued and outstanding; and
(ii) no shares of preferred stock. Upon the filing of the Company's Certificate, concurrent with the Closing hereunder, the authorized capital stock of the Company shall consist of (i) 300,000,000 shares of Common Stock, and (ii) 5,000,000 shares of preferred stock. All of such outstanding shares have been, and upon issuance authorized but not outstanding shares will be, validly issued, fully paid and nonassessable. As of the date hereof, except as disclosed in
SCHEDULE 2.1(c), (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act of 1933, as amended ("Securities Act" or "1933 Act"), (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement, and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Purchaser true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and the terms of all securities convertible or exchangeable into or exercisable for Common Stock and the material rights of the holders thereof in respect thereto.

                  (d) ISSUANCE OF SHARES. Upon issuance in accordance with this Agreement and the Certificate, the Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

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                  (e) NO CONFLICTS. Except as disclosed in SCHEDULE 2.1(e), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance of the Common Shares will not (i) result in a violation of the Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including United States federal and state securities laws and regulations and the rules and regulations of the NASD and the Over-The-Counter Electronic Bulletin Board ("Principal Market") and any other principal securities exchange or trading market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Except as disclosed in SCHEDULE 2.1(e), neither the Company nor its Subsidiaries is in violation of any term of, or in default under, (x) its Certificate of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock or by-laws or their organizational charter or by-laws, respectively, (y) any material contract, agreement, mortgage, indebtedness, indenture, instrument, or (z) any judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, the non-compliance with which (in the case of clause (z) only) would be material to the Company or its subsidiaries or interfere with the performance of its obligations under the Transaction Documents. Except as specifically contemplated by this Agreement and as required under the 1933 Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, the Transaction Documents, or issue the Common Shares, in accordance with the terms hereof or thereof. Except as disclosed in SCHEDULE 2.1(e), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. The Company complies with and is not in violation of the listing requirements of the Principal Market as in effect on the date hereof and on the Closing Date and is not aware of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.

                  (f) SEC DOCUMENTS; FINANCIAL STATEMENTS. Since March 31, 2004, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934 Act, as amended ("1934 Act" or "Exchange Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Purchaser or its representatives true and complete copies of any SEC Documents that were filed by the Company with the SEC but not filed electronically via EDGAR. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Purchaser which is not included in the SEC Documents, including, without limitation, information referred to in Section 2.2(b) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  (g) ABSENCE OF CERTAIN CHANGES. Except as disclosed in
SCHEDULE 2.1(g) or the SEC Documents filed at least seven (7) days prior to the date hereof, since March 31, 2004 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of the Company or its Subsidiaries which has had or, to the knowledge of the Company or its Subsidiaries, is reasonably likely to have a Material Adverse Effect. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. SCHEDULE 2.1(g) lists all material events, transactions and agreements which have occurred or been entered into affecting the Company since March 31, 2004.

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                  (h) ABSENCE OF LITIGATION. There is no action, suit,
proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, (i) except as set forth in SCHEDULE 2.1(h) and (ii) except which individually and in the aggregate, respectively, would be reasonably likely to result in liability to the Company in excess of $50,000.

                  (i) ACKNOWLEDGMENT REGARDING PURCHASER'S PURCHASE OF SHARES. The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Purchaser or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchaser's purchase of the Common Shares. The Company further represents to the Purchaser that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

                  (j) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company on or prior to the date hereof under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly disclosed.

                  (k) NO INSIDE INFORMATION. Neither the Company nor any of its Subsidiaries or any of their officers, directors, employees or agents have provided the Purchaser with any material, nonpublic information which was not publicly disclosed prior to the date hereof, and the Company shall not provide any Purchaser with any non-public information.

                  (l) NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of Common Shares to the Purchaser to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market or other Approved Market (defined below) or the NASD, nor will the Company or any of its Subsidiaries take any action or steps that would cause the offering of the Common Shares to be integrated with other offerings.

                  (m) EMPLOYEE RELATIONS. Neither the Company nor any of its Subsidiaries is involved in any labor dispute nor, to the knowledge of the Company or any of its Subsidiaries, is any such dispute threatened, the effect of which would be reasonably likely to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement. The Company and its Subsidiaries believe that relations between the Company and its Subsidiaries and their respective employees are good. No executive officer (as defined in Rule 501(f) of the 1933 Act) whose departure would be adverse to the Company has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company.

                  (n) INTELLECTUAL PROPERTY RIGHTS. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 2.1(n), none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 2.1(n), there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Company and its Subsidiaries have taken reasonable security measures to protect the value of all of their intellectual properties.

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                  (o) ENVIRONMENTAL LAWS. The Company and its Subsidiaries (i)
are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i),
(ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

                  (p) TITLE. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 2.1(p) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries. Any real property and facilities held under lease by the Company or any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

                  (q) INSURANCE. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as reasonably prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries taken as a whole.

                  (r) REGULATORY PERMITS. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

                  (s) INTERNAL ACCOUNTING CONTROLS. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (t) TAX STATUS. The Company and each of its Subsidiaries has made or filed all United States federal and state income and all material other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Company's knowledge, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Company is not aware of any basis for any such claim.

                  (u) CERTAIN TRANSACTIONS. Except as set forth on SCHEDULE 2.1(u) and in the SEC Documents filed on EDGAR at least seven (7) days prior to the date hereof and except for arm's length transactions pursuant to which the Company makes payments in the ordinary course of business upon terms no less favorable than the Company could obtain from third parties and other than the grant of stock options disclosed on SCHEDULE 2.1(c), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director or any such employee has a substantial interest or is an officer, director, trustee or partner.

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                  (v) DILUTIVE EFFECT. The Company further acknowledges that, subject to such limitations as are expressly set forth in the Transaction Documents, its obligation to issue Common Shares purchased pursuant to this Agreement, is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

                  (w) RIGHTS PLAN. Neither the Company nor any of its Subsidiaries has adopted a shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company confirms that no provision of such plan will, under any present or future circumstances, delay, prevent or interfere with the performance of any of the Company's obligations under the Transaction Documents and such plan will not be "triggered" by such performance.

                  (x) OBLIGATIONS ABSOLUTE. Each of the Company and the Purchaser agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in the Transaction Documents, its obligations under the Transaction Documents are unconditional and absolute. Except to the extent (if any) specifically set forth in the Transaction Documents, each party's obligations thereunder are not subject to any right of set off, counterclaim, delay or reduction.

                  (y) BROKERS. The Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or any Purchaser relating to this Agreement or the transactions contemplated hereby, except for those to certain entities or individuals which are set forth on Schedule 2.1(z) hereof, all of which fees will be paid by the Company.

         Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof and on the Closing Date:

                  (a) ACCREDITED PURCHASER STATUS; SOPHISTICATED PURCHASER. The Purchaser is an "accredited Purchaser" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of investment in the Common Shares.

                  (b) INFORMATION. The Purchaser and his advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company that have been requested and materials relating to the offer and sale of the Common Shares which have been requested by the Purchaser. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or his advisors, if any, or his representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained in Section 2.1 above. The Purchaser understands that his investment in the Common Shares involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to its acquisition of the Common Shares.

                  (c) NO GOVERNMENTAL REVIEW. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Shares or the fairness or suitability of the investment in the Common Shares, nor have such authorities passed upon or endorsed the merits of the offering of the Common Shares.

                  (d) LEGENDS. The Company shall issue the certificates for the Common Shares to the Purchaser without any legend except as described in Article VI below. The Purchaser covenants that, in connection with any transfer of Common Shares by the Purchaser, he will comply with the applicable prospectus delivery requirements of the 1933 Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Purchaser.

                  (e) AUTHORIZATION; ENFORCEMENT. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with their terms, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable principles of general application, and
(B) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws. The Purchaser has the requisite power and authority to enter into and perform his obligations under this Agreement. The execution and delivery of this Agreement by the Purchaser and the consummation by it of the transactions contemplated hereby and thereby, including the sale, transfer, assignment and delivery of interests in Tunica LLC, have been duly authorized by all necessary action, and no further consent or authorization by Tunica LLC or its members is required.

                  (f) RESIDENCY. The Purchaser is a resident of Edmonton, Alberta, Canada.

                  (g) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby will not result in a violation of the limited liability company agreement or other governing documents of Tunica LLC. Except as specifically contemplated by this Agreement, the Purchaser and Tunica LLC is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under, or contemplated by, this Agreement in accordance with the terms hereof.

                  (h) INVESTMENT REPRESENTATION. The Purchaser is purchasing the Common Shares for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that the Common Shares have not been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Purchaser has been advised and understands that the Company in issuing the Common Shares is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

                  (i) RULE 144. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

                  (j) BROKERS. The Purchaser has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments by the Company or the Purchaser relating to this Agreement or the transactions contemplated hereby.

                  (k) RELIANCE BY THE COMPANY. The Purchaser understands that the Common Shares are being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Common Shares.

                   (l) ORGANIZATION AND QUALIFICATION; MATERIAL ADVERSE EFFECT. Tunica LLC is a limited liability company duly organized and existing in good standing under the laws of the State of Mississippi and has the requisite power to own its properties and to carry on its business as now being conducted. "Material Adverse Effect" means any adverse effect on the business, operations, properties, prospects or financial condition of Tunica LLC and its members, and which is (either alone or together with all other adverse effects) material to Tunica LLC, taken as a whole, and any material adverse effect on the transactions contemplated under this Agreement, the Certificate, or any other agreement or document contemplated hereby or thereby.

                  (m) CAPITALIZATION AND MANAGEMENT OF TUNICA LLC. As of the Closing, Tunica LLC shall consist of one hundred limited liability company interests owned and/or controlled as follows:

                  66 LLC Interests held by Scott Hawrelechko;
                  33 LLC Interests held by Company; and
                  1 LLC Interest held by Myriad Golf Resort, Inc.

                  As of the Closing, upon the sale, transfer, assignment and delivery of the Assets in accordance with this Agreement, all of the outstanding LLC interests in Tunica LLC will be validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. As of the date hereof, except as disclosed in SCHEDULE 2.2(m),
(i) no limited liability interests in Tunica LLC are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by Purchaser, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any limited liability interests in Tunica LLC, or contracts, commitments, understandings or arrangements by which Tunica LLC is or may become bound to issue additional securities or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any limited liability interests in Tunica LLC, (iv) there are no outstanding securities of Tunica LLC which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which Tunica LLC is or may become bound to redeem any security, and (v) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the sale, transfer, assignment and delivery of the LLC Interests in Tunica LLC to Company as described in this Agreement. The Purchaser has furnished to the Company true and correct copies of the Tunica LLC Limited Liability Company Operating Agreement, as amended and as in effect on the date hereof. The Purchaser is the manager of Tunica LLC and is solely responsible for management and control of Tunica LLC.

                  (n) FINANCIAL STATEMENTS. The Purchaser has delivered to the Company or its representatives true and complete copies of the financial statements of Tunica LLC, which financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Tunica LLC as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of Tunica LLC to the Company contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

                  (o) ABSENCE OF CERTAIN CHANGES. Except as disclosed in
SCHEDULE 2.2(o), since March 31, 2004 there has been no adverse change or adverse development in the business, properties, assets, operations, financial condition, prospects, liabilities or results of operations of Tunica LLC which has had or, to the knowledge of the Purchaser, is reasonably likely to have a Material Adverse Effect. Tunica LLC has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does Tunica LLC have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings. SCHEDULE 2.2(o) lists all material events, transactions and agreements which have occurred or been entered into affecting Tunica LLC since March 31, 2004.

                  (p) ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of Purchaser, threatened against or affecting Tunica LLC, or the Assets.

                  (q) NO UNDISCLOSED EVENTS, LIABILITIES, DEVELOPMENTS OR CIRCUMSTANCES. No event, liability, development or circumstance has occurred or exists with respect to Tunica LLC or its respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Purchaser on or prior to the date hereof under applicable securities laws, and which has not been publicly disclosed.

                   (r) INTELLECTUAL PROPERTY RIGHTS. The Purchaser and Tunica LLC own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on SCHEDULE 2.2(r), none of Tunica LLC's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or are expected to expire or terminate within two (2) years from the date of this Agreement. The Purchaser and Tunica LLC do not have any knowledge of any infringement by the Purchaser and Tunica LLC of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on SCHEDULE 2.2(r), there is no claim, action or proceeding being made or brought against, or to the Purchaser's knowledge, being threatened against, the Purchaser or Tunica LLC regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement. The Purchaser and Tunica LLC have taken reasonable security measures to protect the value of all of their intellectual properties.

                  (s) ENVIRONMENTAL LAWS. Tunica LLC (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses, and (iii) is in compliance with all terms and conditions of any such permit, license or approval where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could have, individually or in the aggregate, a Material Adverse Effect.

                  (t) TITLE. The Purchaser and Tunica LLC have good and marketable title in fee simple and/or leasehold title to all real property and good and marketable title to all personal property owned by them which is material to the business of Tunica LLC, in each case free and clear of all liens, encumbrances and defects except such as are described in SCHEDULE 2.2(t) or such as do not materially and adversely affect the value of such property and do not interfere with the use made and proposed to be made of such property by Tunica LLC. Any real property and facilities held under lease by Tunica LLC is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by Tunica LLC.

                  (u) REGULATORY PERMITS. Tunica LLC has received (i) Site Approval and (ii) Development Plan Approval by the Mississippi Gaming Commission with respect to the contemplated gaming resort development project in Tunica County, Mississippi, and possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities, necessary to conduct its businesses, and neither the Purchaser nor Tunica LLC has received any notice of proceedings relating to the revocation or modification of any such approvals, certificate, authorization or permit.

                  (v) TAX STATUS. Tunica LLC has made or filed all United States federal and state income and all material other tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all material taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the Purchaser's knowledge, there are no unpaid taxes claimed to be due by the taxing authority of any jurisdiction, and the Purchaser is not aware of any basis for any such claim.

                  (w) OBLIGATIONS ABSOLUTE. Each of the Purchaser and Tunica LLC agrees that, subject only to the conditions, qualifications and exceptions (if any) specifically set forth in this Agreement, its obligations hereunder are unconditional and absolute. Except to the extent (if any) specifically set forth in this Agreement, each party's obligations are not subject to any right of set off, counterclaim, delay or reduction.

                                   ARTICLE III

                                    COVENANTS
                                    ---------

         Section 3.1 REGISTRATION AND LISTING. The Company will use its best efforts to cause the Common Stock to continue at all times to be registered under Sections 12(b) or (g) of the Exchange Act, will comply in all material respects with its reporting and filing obligations under Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such reporting and filing obligations. The Company shall continue the listing or trading of the Common Stock on the Principal Market and comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Principal Market on which the Common Stock is listed. For purposes of this paragraph (and elsewhere in this Agreement where applicable), the term "Company" shall include any successor to the Company.

         Section 3.2 REPLACEMENT CERTIFICATES. The certificate(s) representing the Common Shares held by the Purchaser (or then holder) may be exchanged by the Purchaser (or such holder) at any time and from time to time for certificates with different denominations representing an equal aggregate number of Common Shares, as requested by the Purchaser (or such holder) upon surrendering the same. The Purchaser will be solely responsible for any service charge made for such registration or transfer or exchange.

         Section 3.3 SECURITIES COMPLIANCE. The Company shall notify the SEC and the Principal Market, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Common Shares.

         Section 3.4 NOTICES. The Company agrees to provide all holders of Common Shares with copies of all notices and information, including without limitation notices and proxy statements in connection with any meetings, that are provided to the holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such Common Stock holders.

         Section 3.5 BEST EFFORTS. The parties shall use their best efforts to satisfy timely each of the conditions described in Article V of this Agreement.

         Section 3.6 PRIVATE OFFERING EXEMPTION. The Company agrees to file an appropriate private offering exemption with respect to the Common Shares issued to Purchaser hereby, and to provide a copy thereof to the Purchaser promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall have reasonably determined is necessary to qualify the Common Shares for sale to the Purchaser under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchaser on or prior to the Closing Date; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits or taxation, in each case, in any jurisdiction where it is not now so subject.

         Section 3.7 PRESS RELEASE. Immediately upon Closing, the Company shall issue a press release, in accordance with Principal Market rules and the Securities Act, with respect to the transactions contemplated hereby, in the form of a press release attached as Exhibit 3.7 hereto. No press release shall name the Purchaser except as shall be required by law or permitted by Purchaser. If the Company fails to issue a press release upon Closing, the Purchaser may issue a press release covering the Closing and complying with any legal requirement applicable to the Purchaser.

         Section 3.8 TRANSACTIONS WITH AFFILIATES. The Company agrees that any transaction or arrangement between it or any of its Subsidiaries and any affiliate or employee of the Company shall be effected on an arms' length basis in accordance with customary commercial practice and, except with respect to grants of options and stock to service providers, including employees, shall be approved by a majority of the Company's outside directors.

         Section 3.9 NO SHORTING. As a material inducement for the Company to enter into this Agreement, the Purchaser represents that it has not as of the date hereof, and covenants on behalf of itself and its affiliates that neither Purchaser nor any affiliate of Purchaser will at any time in which the Purchaser or any affiliate of Purchaser beneficially owns any of the Common Shares, engage in any short sales of, or hedging or arbitrage transactions with respect to, the Common Shares, or buy "put" options or similar instruments with respect to the Common Shares.

         Section 3.10 NON-CIRCUMVENTION AGREEMENT BY PURCHASER IN FAVOR OF COMPANY RELATING TO FUTURE VENTURES. Purchaser covenants and agrees that Purchaser shall not circumvent, bypass or otherwise exclude the Company from participating as a security holder, creditor or otherwise in any future transactions engaged in, directly or indirectly, through one or more intermediaries, by Purchaser, involving the development of resort opportunities, or the investment of any other consideration in any such future ventures.

                                   ARTICLE IV

                           TRANSFER AGENT INSTRUCTIONS
                           ---------------------------

                  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Purchaser or its respective nominee(s), for the Common Shares (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction relating to the Common Shares other than the Irrevocable Transfer Agent Instructions referred to in this Article IV will be given by the Company to its transfer agent and that the Common Shares shall be freely transferable on the books and records of the Company as contemplated by
Article VI below when the legend referred to therein may be removed. Nothing in this Article IV shall affect in any way the Purchaser's obligations and agreements to comply with all applicable prospectus delivery requirements, if any, upon resale of the Common Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Purchaser by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Purchaser shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                                    ARTICLE V

                             CONDITIONS TO CLOSINGS
                             ----------------------

         Section 5.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE COMMON SHARES. The obligation hereunder of the Company to issue and/or sell the Common Shares to the Purchaser at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) ACCURACY OF THE PURCHASER'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser will be true and correct in all material respects as of the date hereof and as of the Closing Date, as though made at that time.

                  (b) PERFORMANCE BY THE PURCHASER. The Purchaser shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Purchaser at or prior to the Closing, including payment of the purchase price hereto.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Certificate.

         Section 5.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE PURCHASER TO PURCHASE THE COMMON SHARES. The obligation hereunder of the Purchaser to acquire and pay for the Common Shares at the Closing is subject to the satisfaction, at or before the Closing, of each of the applicable conditions set forth below. These conditions are for the Purchaser's benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) AUTHORIZATIONS; ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Transaction Documents shall have been approved by the Company's board of directors and by its stockholders (or by written consents in lieu thereof). The representations and warranties of the Company shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties as of an earlier date, which shall be true and correct in all material respects as of such date).

                  (b) PERFORMANCE BY THE COMPANY. The Company shall have performed all agreements and satisfied all conditions required to be performed or satisfied by the Company at or prior to the Closing, including, without limitation, delivery of the certificates representing the Common Shares issued to Purchaser.

                  (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement or the Certificate. Neither the NASD nor the Principal Market shall have objected or indicated that it may object to the consummation of any of the transactions contemplated by this Agreement.

                  (d) OFFICER'S CERTIFICATE. The Company shall have delivered to the Purchaser a certificate in form and substance satisfactory to the Purchaser and the Purchaser's counsel, executed by an officer of the Company, certifying as to satisfaction of closing conditions, incumbency of signing officers, and the true, correct and complete nature of the Certificate of Incorporation, By-Laws, good standing and authorizing resolutions of the Company.

                  (e) CERTIFICATE. The Certificate shall have been accepted for filing by the Secretary of State of the State of Delaware and a stamped copy thereof shall have been provided to the Purchaser's counsel.

                  (f) RESIGNATIONS AND APPOINTMENT OF OFFICERS AND Directors. Concurrent with the Closing hereunder, the officers and directors of the Company shall be:

                           OFFICERS:

                           Scott Hawrelechko, President, Secretary, Treasurer and Chief Financial Officer

                           DIRECTORS:

                           Scott Hawrelechko
                           Dr. Robert S. Ross
                           Dale Cheek

                  (g) EXCHANGE ACT FILING. The Company shall have filed such information statement pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 thereunder as required by the Exchange Act and the rules and regulations promulgated thereunder, and all applicable waiting periods (and any extensions thereof) under the securities laws shall have expired or otherwise been terminated and the parties shall have received all other required authorizations, consents and approvals.

                  (h) MISCELLANEOUS. The Company shall have delivered to the Purchaser such other documents relating to the transactions contemplated by this Agreement as the Purchaser or its counsel may reasonably request.

         Section 5.3 CLOSING DELIVERIES.

                  (a) On the Closing Date, the Company shall deliver to the
Purchaser:

                               (i)  Certificates representing the Common Shares;

                               (ii) A stamped copy of the filed Certificate
issued by the Delaware Secretary of State; and

                               (iii) The certificate referred to in Section
5.2(e) above.

                  (b) On the Closing Date, the Purchaser shall deliver to the
Company:

                               (i) Securities evidencing the assignment,
conveyance, transfer and delivery of a thirty-three percent (33%) interest in Tunica LLC.

                                   ARTICLE VI

                                LEGEND AND STOCK
                                ----------------

                  Upon payment therefor as provided in this Agreement, the Company will issue one or more certificates representing the Common Shares in the name of the Purchaser and in such denominations to be specified by the Purchaser prior to Closing. Each of the certificates representing the Common Shares prior to such Common Shares being registered under the 1933 Act for resale or available for resale under Rule 144 under the 1933 Act, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THESE SECURITIES HAVE NOT BEEN REGISTERED FOR OFFER OR SALE UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS."

                  The Company agrees to reissue certificates for the Common Shares without the legend set forth above at such time as (i) the holder thereof is permitted to dispose of such Common Shares pursuant to Rule 144 under the Act, or (ii) such Common Shares are sold to a purchaser or purchasers who (in the opinion of counsel to the seller or such purchaser(s), in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such securities publicly without registration under the Act.

                  Upon any registration statement including said Common Shares becoming effective, the Company agrees to promptly, but no later than three (3) business days thereafter, issue new certificates representing such Common Shares without such legend and any Common Shares issued after the Registration Statement has become effective shall be free and clear of any legends, transfer restrictions and stop orders; provided in each case that the Purchaser covenants to comply with the prospectus delivery requirements under the Securities Act. Notwithstanding the removal of such legend, the Purchaser agrees to sell the Common Shares represented by the new certificates in accordance with the applicable prospectus delivery requirements (if copies of a current prospectus are provided to the Purchaser by the Company) or in accordance with an exemption from the registration requirements of the 1933 Act.

                  Nothing herein shall limit the right of any holder to pledge these securities pursuant to a bona fide margin account or lending arrangement entered into in compliance with law, including applicable securities laws.

                                   ARTICLE VII

                                   TERMINATION
                                   -----------

         Section 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual written consent of the Company and the Purchaser.

         Section 7.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors of the Company or by the Purchaser at any time if the Closing shall not have been consummated by the fifteenth (15th) business day following the date of this Agreement; PROVIDED, HOWEVER, that the party (or parties) prepared to close shall retain its (or their) right to sue for any breach by the other party (or parties).

                                  ARTICLE VIII

                                 INDEMNIFICATION
                                 ---------------

         Section 8.1 COMPANY INDEMNITY. In consideration of the Purchaser's execution and delivery of this Agreement and acquiring the Common Shares hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Purchaser and all of its partners, officers, directors, employees, members and direct or indirect Purchasers and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including all reasonable attorneys' fees and disbursements of one law firm (and local counsel where necessary) (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or breach by the Company or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         Section 8.2 PURCHASER INDEMNITY. In consideration of the Company's execution and delivery of this Agreement and issuing the Common Shares hereunder and in addition to all of the Purchaser's other obligations under the Transaction Documents, the Purchaser shall defend, protect, indemnify and hold harmless the Company and all of its officers, directors and employees (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including all reasonable attorneys' fees and disbursements of one law firm (and local counsel where necessary) (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Purchaser in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Purchaser contained in the Transaction Documents or any other certificate or document contemplated hereby or thereby, (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party and arising out of or resulting from the execution, delivery, performance or breach by the Purchaser or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, and (d) the enforcement of this Section. Notwithstanding the foregoing, Indemnified Liabilities shall not include any liability of any Indemnitee arising solely out of such Indemnitee's willful misconduct or fraudulent action(s). To the extent that the foregoing undertaking by the Purchaser may be unenforceable for any reason, the Purchaser shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                                   ARTICLE IX

                          GOVERNING LAW, MISCELLANEOUS
                          ----------------------------

         Section 9.1 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF WILMINGTON, STATE OF DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF TO SUCH PARTY AT THE ADDRESS FOR SUCH NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. IF ANY PROVISION OF THIS AGREEMENT SHALL BE INVALID OR UNENFORCEABLE IN ANY JURISDICTION, SUCH INVALIDITY OR UNENFORCEABILITY SHALL NOT AFFECT THE VALIDITY OR ENFORCEABILITY OF THE REMAINDER OF THIS AGREEMENT IN THAT JURISDICTION OR THE VALIDITY OR ENFORCEABILITY OF ANY PROVISION OF THIS AGREEMENT IN ANY OTHER JURISDICTION. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

         Section 9.2 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

         Section 9.3 HEADINGS. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

         Section 9.4 SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

         Section 9.5       ENTIRE AGREEMENT; AMENDMENTS; WAIVERS.

                  (a) This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

                  (b) The Purchaser may at any time elect, by notice to the Company, to waive (whether permanently or temporarily, and subject to such conditions, if any, as the Purchaser may specify in such notice) any of its rights under any of the Transaction Documents to acquire shares of Common Stock from the Company, in which event such waiver shall be binding against the Purchaser in accordance with its terms.

         Section 9.6 NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery OR (ii) facsimile, and will be deemed to have been delivered upon receipt. The addresses and facsimile numbers for such communications shall be:

                           If to the Company:

                           Synergy 2000, Inc.
                           2815 Cox Neck Road
                           Chester, MD   21619
                           Telephone: (410) 643-5563
                           Facsimile: (410) 643-9534
                           Attention: President

                           If to the Transfer Agent:

                           Securities Transfer Corporation
                           2591 Dallas Parkway, Suite 102
                           Frisco, TX   75034
                           Telephone: (469) 633-0101
                           Facsimile: (469) 633-0088
                           Attn: George Johnson

                           If to the Purchaser:

                           Scott Hawrelechko
                           c/o Myriad Golf Resort, Inc.
                           Suite 1000
                           10050-112 Street, 10th Floor
                           Edmonton, Alberta   T5K 2J1
                           CANADA
                           Telephone: (780) 431-0086
                           Facsimile: (780) 447-2981

                           With a copy to:

                           Fraser Milner Casgrain LLP
                           2900 Manulife Place
                           10180-101 Street
                           Edmonton, Alberta   T5J 3V5
                           CANADA
                           Telephone: (780) 970-5234
                           Facsimile: (780) 423-7276
                           Attention: Andrew J. Hladyshevsky, Q.C.

         Each party shall provide five (5) days prior written notice to the other party of any change in address, telephone number or facsimile number. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (A),
(B) or (C) above, respectively.

         Section 9.7 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any Permitted Assignee (as defined below). The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser, including by merger or consolidation; provided that the Company may assign this Agreement by operation of law in connection with any merger, the sole purpose of which is to effect a change of the Company's state of incorporation and/or an increase of the number of the members of the Board of Directors of the Company. The Purchaser may assign some or all of its rights hereunder to any person or entity to which such Purchaser transfers the Common Shares without the consent of the Company (a "Permitted Assignee"); PROVIDED, HOWEVER, that any such assignment shall not release the Purchaser from its obligations hereunder unless such obligations are assumed by such assignee and the Company has consented to such assignment and assumption (which may not be unreasonably withheld).

         Section 9.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

         Section 9.9 SURVIVAL. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive the Closing.

         Section 9.10 PUBLICITY. Subject to Section 3.7, the Company and the Purchaser shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby.

         Section 9.11 FURTHER ASSURANCES. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         Section 9.12 REMEDIES. The Purchaser and each Permitted Assignee shall have all rights and remedies set forth in this Agreement and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Purchaser and each Permitted Assignee without prejudice may withdraw, revoke or suspend its pursuit of any remedy at any time prior to its complete recovery as a result of such remedy.

         Section 9.13 DAYS. Unless the context refers to "business days" or "trading days", all references herein to "days" shall mean calendar days.

          Section 9.14 EXPENSES. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

          Section 9.15 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

          Section 9.16 INCORPORATION OF EXHIBITS AND SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         Section 9.17 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO SUBJECT MATTER OF THIS TRANSACTION.

                                   * * * * *

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:                                    PURCHASER:

SYNERGY 2000, INC..

By: /s/ ELI DABICH, JR.                     /s/ SCOTT HAWRELECHKO
    -----------------------                 ---------------------
    Name:  Eli Dabich, Jr.                  SCOTT HAWRELECHKO,
    Title: President                        Individually and as the Manager of
                                            Myriad World Resorts of Tunica, LLC

By: /s/ JEANETTE T. SMITH
    -----------------------
    Name:  Jeanette T. Smith
    Title: Executive Vice President

[SCHEDULES AND EXHIBITS ARE INTENTIONALLY OMITTED]